File No. 70-8277


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 11
                        (Post-Effective Amendment No. 5)
                                       to
                                    FORM U-1
                           APPLICATION OR DECLARATION
                                      under
                 The Public Utility Holding Company Act of 1935


                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303

               (Name of company or companies filing this statement
                  and addresses of principal executive offices)


                              THE SOUTHERN COMPANY


             (Name of top registered holding company parent of each
                             applicant or declarant)

                            Tommy Chisholm, Secretary
                              The Southern Company
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303

                   (Names and addresses of agents for service)

                    The Commission is requested to mail signed copies of all orders, notices and communications to:

      W. L. Westbrook                             John D. McLanahan, Esq.
 Financial Vice President                          Troutman Sanders LLP
   The Southern Company                         600 Peachtree Street, N.E.
270 Peachtree Street, N.W.                              Suite 5200
  Atlanta, Georgia  30303                      Atlanta, Georgia  30308-2216



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                              INFORMATION REQUIRED

Item 1.  Description of Proposed Transactions.

         Item 1 of the statement on Form U-1 in this proceeding is hereby amended by adding the following thereto:

         Southern is currently authorized to issue and sell up to 25 million additional shares of its authorized but unissued common stock, par value $5 per share, as such number may be adjusted for any share split or distribution hereafter authorized by the Commission, in one or more transactions from time to time not later than December 31, 1999. (See HCAR No. 35-26349, dated August 3, 1995.) Southern now requests that such authority be extended to September 30, 2004.

                                    SIGNATURE
         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 1999                              THE SOUTHERN COMPANY



                                                     By: /s/Tommy Chisholm
                                                          Tommy Chisholm
                                                           Secretary